UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): July 28, 2021

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On July 28, 2021, Monro, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter and fiscal year ended March 26, 2022. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2021, the Compensation Committee of the Board of Directors of Monro, Inc. (the “Company”) approved changes to the long-term incentive program for its officers to increase the total potential value of long-term equity incentive compensation officers have the opportunity to earn in the Company’s fiscal year ending March 26, 2022. In Fiscal 2021, as a result of the impact of COVID-19 on the Company’s operating performance and the difficulty in setting long-term performance goals, the Compensation Committee determined the most appropriate mix and weighting of long-term equity incentives would be 50% time-vested restricted stock units and 50% stock options. In Fiscal 2020, the Compensation Committee determined the most appropriate mix and weighting of long-term equity incentives would be 30% stock options, 30% time-vested restricted stock units and 40% performance-vesting restricted stock units. For Fiscal 2022, the Compensation Committee determined that it was now possible for the Company to set long-term performance goals, and that the most appropriate mix and weighting of long-term equity incentives for our executive officers will be 25% stock options, 25% time-vested restricted stock units and 50% performance-vesting restricted stock units. The Compensation Committee did not change the grant date fair value of stock options or the time-vesting restricted stock units from fiscal 2021, but the inclusion of performance-vesting stock units had the impact of doubling (or increasing the value of the award by one-third in the case of Mr. Tripoli) the potential long-term equity incentive compensation that may be earned in Fiscal 2022. Pursuant to this change, the Compensation Committee granted performance-vesting restricted stock units (“PSUs”) to the Company’s named executive officers with the respective grant date values set forth below:

•	Michael T. Broderick, President and Chief Executive Officer, $400,000;

•	Brian J. D’Ambrosia, Executive Vice President – Chief Financial Officer, $350,000;

•	Robert J. Rajkowski, Executive Vice President – Chief Operating Officer, $300,000;

•	Maureen E. Mulholland, Executive Vice President – Chief Legal Officer, $300,000; and

•	Daniel Tripoli, Senior Vice President – Retail Operations, $100,000.

The PSUs were granted pursuant to the Company’s Amended and Restated 2007 Stock Incentive Plan and will vest on July 30, 2024 based on the attainment of goals based on the Company’s three-year average annual pre-tax return on invested capital (“ROIC”). In addition, the Compensation Committee determined to increase the base salary for Ms. Mulholland, our Executive Vice President – Chief Legal Officer, from $300,000 to $340,000 effective as of June 1, 2021.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated July 28, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

August 3, 2021	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland,
Executive Vice President – Chief Legal Officer and Secretary